CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Keystone Strategic Income Fund
Evergreen U.S. Government Fund

         We consent to the use of our reports dated May 30, 1997 incorporated by reference herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the Prospectuses.


                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP


Boston, Massachusetts
August 14, 1997